Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK: PART 39

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PUBLIC EMPLOYEES’ RETIREMENT SYSTEM OF MISSISSIPPI,	:	Index No. 656813/2017
	:	Part 39
	:	Justice Saliann Scarpulla
Plaintiff,	:
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-against-	:
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LEONARD S. SCHLEIFER, et al.,	:
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Defendants.	:
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CEMENT MASONS LOCAL 780 PENSION FUND and CITY OF WARREN POLICE AND FIRE RETIREMENT SYSTEM, Derivatively on Behalf of REGENERON PHARMACEUTICALS, INC.,	:
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	:	Index No. 654453/2015
	:	Part 39
	:	Justice Saliann Scarpulla
Plaintiffs,	:
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-against-	:
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LEONARD S. SCHLEIFER, et al.,	:
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Defendants,	:
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-and-	:
REGENERON PHARMACEUTICALS, INC., a New York corporation,	:
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Nominal Defendant.	:
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NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS

TO:                         ALL RECORD AND BENEFICIAL HOLDERS OF THE CLASS A OR COMMON STOCK OF REGENERON PHARMACEUTICALS, INC. (“REGENERON” OR THE “COMPANY”) (“REGENERON SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL (THE “SETTLEMENT”) OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTIONS AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS.  IF THE SETTLEMENT RECEIVES FINAL APPROVAL, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE IA PART (DEFINED HEREIN).  IT IS BASED ON REPRESENTATIONS MADE TO THE IA PART BY COUNSEL FOR THE SETTLING PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-captioned shareholder derivative lawsuits pursuant to Section 626(d) of the New York Business Corporation Law (“BCL”).  This Notice is provided by Order of the Supreme Court of the State of New York, New York County (the “IA Part”).  It is not an expression of any opinion by the IA Part.  It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.                     WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the above-captioned actions (the “Actions”).  Public Employees’ Retirement System of Mississippi (“MPERS”), Cement Masons Local 780 Pension Fund (“Cement Masons”), and City of Warren Police and Fire Retirement System (“City of Warren,” and together with MPERS and Cement Masons, “Plaintiffs”); (ii) individual defendants Leonard S. Schleifer, M.D., Ph.D., George D. Yancopoulos, M.D., Ph.D., P. Roy Vagelos, M.D., Charles A. Baker, Arthur F. Ryan, George L. Sing, Marc Tessier-Lavigne, Ph.D., Michael S. Brown, M.D., Robert A. Ingram, Joseph L. Goldstein, M.D., Christine A. Poon, N. Anthony Coles, M.D., Bonnie L. Bassler, Ph.D., Huda Y. Zoghbi, M.D., Eric M. Shooter, Ph.D., and Alfred G. Gilman, M.D., Ph.D. (the “Individual Defendants”); and (iii) nominal defendant Regeneron(1) have agreed upon terms to settle the above-captioned actions and have signed a written Stipulation of Compromise and Settlement dated October 5, 2018 (the “Stipulation”)(2) setting forth those settlement terms.  On December 3, 2018, at 9:30 a.m., the IA Part will hold a hearing (the “Settlement Hearing”) in the above-captioned actions.  The purpose of the Settlement Hearing is to determine:  (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether final

(1)  Together, the Individual Defendants and nominal defendant Regeneron are referred to as “Defendants.”  Defendants and Plaintiffs are collectively referred to as the “Settling Parties.”

(2)  Except as otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Stipulation.

judgment should be entered, dismissing with prejudice the above-captioned actions; (iii) whether Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses should be approved by the Court; and (iv) such other matters as may be necessary or proper under the circumstances.

II.                SUMMARY OF THE LITIGATION

On or about December 15, 2015, Laborers District Council Construction Industry Pension Fund (“Laborers”) delivered a demand letter to the Regeneron Board asserting that its then-current and certain former non-employee directors and the Chairman of the Board excessively compensated themselves in 2013 and 2014, and requesting that the Board investigate and bring legal action against these directors for breach of fiduciary duty, unjust enrichment, and corporate waste, and implement internal controls and systems designed to prohibit and prevent similar actions in the future (the “Laborers Demand”).

On December 30, 2015, Cement Masons filed a shareholder derivative complaint in the New York Supreme Court, captioned Cement Masons Local 780 Pension Fund v. Leonard S. Schleifer, et al., Index No. 654453/2015 (N.Y. Co.) (the “Cement Masons Action”), alleging that the Company’s then-current and certain former directors breached their fiduciary duties and were unjustly enriched when they approved and/or received allegedly excessive compensation in 2013 and 2014.  The complaint sought damages in favor of Regeneron for the alleged breaches of fiduciary duties and unjust enrichment, changes to Regeneron’s corporate governance and internal procedures, and other relief.

On March 2, 2016, Defendants moved to dismiss the complaint in the Cement Masons Action.  On August 16, 2016, the IA Part heard oral argument on Defendants’ motion to dismiss the complaint.  On June 28, 2017, the IA Part issued a decision granting in part and denying in part Defendants’ motion to dismiss the complaint (the “Decision”).  Among other things, the IA Part held that: (i) demand on Regeneron’s Board was futile as to Cement Masons’ claims relating to the compensation awarded to Drs. Schleifer, Yancopoulos, and Vagelos in 2014, but that demand was required as to the claims relating to the compensation awarded to Drs. Schleifer, Yancopoulos, and Vagelos in 2013; and (ii) Cement Masons had adequately pleaded derivative claims for breach of fiduciary duty and unjust enrichment based on the facts alleged in the complaint.

On November 3, 2017, City of Warren delivered a demand letter to the Board containing allegations and requests for Board action that were substantially similar to those contained in the Laborers Demand (the “City of Warren Demand,” and together with the Laborers Demand, the “Demands”).

On November 8, 2017, MPERS filed a shareholder derivative complaint in the New York Supreme Court, captioned Public Employees’ Retirement System of Mississippi v. Leonard S. Schleifer et al., Index No. 656813/2017 (N.Y. Co.) (the “MPERS Action,” and together with the Cement Masons Action, the “Actions”), alleging that the Company’s then-current and certain former directors breached their fiduciary duties and were unjustly enriched when they approved and/or received allegedly excessive compensation in 2013, 2014, 2015, and 2016, and that they breached their fiduciary duties when they approved the Regeneron Pharmaceuticals, Inc. 2014

Long-Term Incentive Plan in 2014 and the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan in 2017, which authorized the award of equity compensation to directors and others.  The complaint sought damages in favor of Regeneron for the alleged breaches of fiduciary duties and unjust enrichment, changes to Regeneron’s corporate governance and internal procedures, and other relief.

On November 16, 2017, Defendants, MPERS, Cement Masons, Laborers, and City of Warren participated in a mediation before Robert A. Meyer, Esq. (JAMS).  The mediation did not result in an agreement to resolve the Actions or the Demands.

On December 4, 2017, MPERS moved to consolidate the Actions and for appointment as lead plaintiff and approval of its selection of lead counsel.  Cement Masons and City of Warren opposed MPERS’s motion.

On January 10, 2018, the parties to the Cement Masons Action attended a preliminary conference, after which the IA Part entered a preliminary conference order setting a schedule for document discovery and any appeal of the Decision, and appointing Co-Lead Counsel for plaintiffs in the Cement Masons Action.  (City of Warren intervened as a plaintiff in the Cement Masons Action on January 18, 2018, and withdrew the City of Warren Demand.  Counsel for Laborers confirmed on January 19, 2018, that the Laborers Demand had been withdrawn.)  On January 25, 2018, the IA Part entered a preliminary conference order in the MPERS Action setting a similar schedule for discovery and any appeal of the Decision as the schedule entered in the Cement Masons Action.  On January 31, 2018, the Parties in the Actions served document requests upon their opposing counsel.

On March 7, 2018, the IA Part held a hearing on the motion of MPERS for an order consolidating the Actions, appointing MPERS as lead plaintiff, and approving its selection of lead counsel.  At that hearing, the IA Part declined to consolidate the Actions for all purposes or to appoint any particular lead counsel or lead plaintiff, but ordered that the Actions would be coordinated for purposes of joint discovery and joint trial.

On March 19, 2018, Defendants served and filed their opening brief in their appeal from the Decision (the “Appeal”).  On April 19, 2018, MPERS was granted permission to intervene as respondents in the Appeal.  On May 11, 2018, the plaintiffs in the Cement Masons Action and the MPERS Action filed their responsive briefs in the Appeal.  On June 8, 2018, Defendants served and filed their reply brief in the Appeal.

On March 21, 2018, the parties to the MPERS Action stipulated that Defendants’ time to answer, move to dismiss, or otherwise respond to the complaint in the MPERS Action shall be held in abeyance pending the resolution of the Appeal.  On March 30, 2018, Defendants answered the complaint in the Cement Masons Action.

Following the November 16, 2017 mediation session, the Parties (and their respective counsel) engaged in continued, arm’s length negotiations.  On July 26, 2018, MPERS and Defendants entered into a Stipulation of Settlement (the “Original Stipulation”) that provided for the release of the claims in the Actions, and that same day, MPERS moved for an order to, among other things, preliminarily approve the proposed settlement.  On August 6, 2018, Cement

Masons and City of Warren filed an opposition to MPERS’s motion for preliminary approval.  On August 8, 2018, the IA Part conducted a hearing on the motion, declined to grant preliminary approval, and directed the Parties to confer regarding mediation in an effort to resolve the objections to the proposed settlement.  On August 15, 2018, the Parties informed the IA Part that they had scheduled a mediation session, and the IA Part stated that it would issue notice of the proposed settlement to Regeneron shareholders after the mediation.

On August 31, 2018, the Parties participated in mediation before the Honorable Shira A. Scheindlin, United States District Judge (Ret.) that resolved the objection of Cement Masons and City of Warren to the July 26, 2018 stipulation.  The Parties reached an agreement in principle on the terms of a stipulation documenting the resolution of the objection on September 17, 2018.  Subsequently, after the agreement in principle was reached, on September 17, 2018, and October 4, 2018, the Parties participated in mediation before the Honorable Shira A. Scheindlin that resulted in agreement to the amount of Plaintiffs’ Counsel’s attorneys’ fees and expenses referenced below.  As a result of the mediation, the Parties entered into the Stipulation of Settlement that is the subject of this Notice.

Accordingly, Plaintiffs and Defendants have reached an agreement to settle the Actions on the terms and conditions of the proposed Settlement, which are set forth in the Stipulation.

III.           TERMS OF THE PROPOSED SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which are subject to approval by the IA Part, are summarized below.  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the IA Part and is available at http://investor.regeneron.com, http://www.barrack.com, and https://www.robbinsarroyo.com.

Consideration for the Settlement.  In consideration of the Actions, the claims asserted by Plaintiffs, the efforts of Plaintiffs’ Counsel in prosecuting the Actions, the negotiations with Plaintiffs and their counsel, and subject to all of the other terms of the Stipulation, including without limitation the release described below, Defendants agree to the following:

a)                                     The Board shall impose the following limits on compensation awarded to Regeneron’s directors following Final Approval of the Settlement:

(1)                                 The Board shall limit aggregate per-director total annual equity compensation for Regeneron’s Non-employee Directors for 2019 through 2020 to $695,000, as valued for purposes of Regeneron’s financial statements.  The Board shall thereafter be entitled to increase the limits on annual per-director total equity compensation awarded to Regeneron’s Non-employee Directors for 2021 through 2023 by up to 5% annually.

(2)                                 The Board shall limit annual base cash compensation for Regeneron’s Non-employee Directors to $90,000 for 2019 and 2020.  Committee chairperson fees and membership fees will be in addition to Non-

employee Directors’ base compensation, and shall be set at $10,000 for each committee membership and an additional $10,000 for each committee chairperson position for 2019 through 2020.  The Board shall thereafter be entitled:  (i) to increase the limits on annual per-director base compensation awarded to Regeneron’s Non-employee Directors for 2021 through 2023 by up to 5% annually; and (ii) to increase the compensation for each committee membership and each committee chairperson position for 2021 through 2023 to up to $15,000.

(3)                                 For 2018-2022, the Board shall limit aggregate total annual equity compensation for the Chairman of the Board, Dr. P. Roy Vagelos, to ten times the total annual equity compensation for Regeneron’s Non-employee Directors awarded in 2019-2023, respectively,(3) as valued for purposes of Regeneron’s financial statements.  Consistent with Dr. Vagelos’ existing employment agreement, his annual salary shall be $100,000 and he shall be entitled to a Company matching contribution under the Company’s 401(k) plan, as well as other amounts (such as the reimbursement of filing fees for filing required to be made by Dr. Vagelos under the Hart-Scott-Rodino Act) consistent with past practice.

(4)                                 Notwithstanding the foregoing, during the first calendar year in which a Non-employee Director serves on the Board, in order to align the newly elected Non-employee Director’s financial interests with the interests of the Company’s shareholders, in addition to annual compensation as set forth in Paragraphs (a)(1) and (a)(2) above (which annual compensation shall be prorated for such calendar year based on the date such director is elected by the Board or the Company’s shareholders, whichever comes first), the Non-employee Director may be awarded an Inducement Equity Award of up to five-thirds of (i) the number of shares of Regeneron common stock underlying the most recent annual equity grants to Non-employee Directors, or (ii) the grant date fair value (as valued for purposes of Regeneron’s financial statements) of such grants, and no such Inducement Equity Award shall be counted toward the limits on Non-employee Director compensation set forth in Paragraphs (a)(1) and (a)(2).  For the avoidance of doubt, an Inducement Equity Award may consist of any combination of stock options, restricted stock, restricted stock units or other types of equity awards (regardless of

(3)  Under Regeneron’s historical practice, the decision to award equity compensation to Dr. Vagelos and the Non-employee Directors is made in December of each year, but Dr. Vagelos is awarded his equity compensation in December and the Non-employee Directors are awarded their equity compensation in the following January.  Nothing in the Stipulation places any restriction on the timing of equity compensation awarded to Dr. Vagelos or the Non-employee Directors.  The Board is entitled to award equity compensation to Dr. Vagelos and the Non-employee Directors at any time it deems appropriate, in its sole discretion, during the relevant year, so long as it abides by the caps on equity compensation set forth in the Stipulation relevant to that specific year.

the types of equity awards used for the most recent annual equity grants to Non-employee Directors), as determined in the Board’s sole discretion.

(5)                                 Notwithstanding the foregoing, if following the 2021 annual shareholder meeting, Regeneron’s shareholders (excluding for this purpose any shares beneficially owned by the Individual Defendants, Sanofi, any then-current members of the Board, or any of Regeneron’s then-current officers as determined in accordance with Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) vote in favor of higher limits on aggregate per-director equity compensation for Regeneron’s Non-employee Directors, those higher limits shall apply to the Non-employee Directors, and Dr. Vagelos shall be subject to an aggregate annual equity compensation limit equal to ten times the higher limits applicable to Regeneron’s Non-employee Directors.

(6)                                 The limits on compensation awarded to Regeneron’s directors set forth in this Paragraph (a) shall not apply to any successor to Dr. Vagelos to the position of the Chairperson of the Board.  There is no current plan for Dr. Vagelos to step down as Chairman of the Board, and if he does step down and becomes a Non-employee Director, he will be subject to the limitations in this Paragraph (a) applicable to Non-employee Directors.

(7)                                 The limits on compensation awarded to Regeneron’s directors set forth in this Paragraph (a):  (a) shall not limit the compensation paid to any Regeneron executive or other employee serving as a director (except as provided in Paragraphs (a)(3), (a)(5), and (a)(6) of the Stipulation, in each case solely with respect to Dr. Vagelos); and (b) shall not preclude the directors from receiving reimbursements and other amounts (such as the reimbursement of filing fees for filing required to be made by them under the Hart-Scott-Rodino Act and Company contributions made in respect of charitable gifts made by them under the Regeneron Matching Gift Program or any successor thereto) customarily reported in the director compensation table included in the Company’s definitive proxy statements under “All other compensation.”

b)                                     The Board (or an appropriate committee thereof) shall amend its policies to require the annual review of Non-employee Director compensation by an independent compensation consultant (which, for the avoidance of doubt, may be the independent compensation consultant to the Compensation Committee of the Board, as chosen by such Committee from time to time) for no fewer than five calendar years following Final Approval of the Settlement.

c)                                      In its definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the 2019 annual meeting of shareholders of Regeneron, and continuing for a period of four years thereafter, Regeneron shall disclose (1) the value of the annual Non-employee Director equity grants per director for the year in which the proxy statement is filed, (2) the compensation philosophy underlying Non-employee Director compensation, and (3) the process by which decisions concerning Non-employee Director compensation are made, including the role of an independent compensation consultant.

d)                                     Defendants have acknowledged and agreed in the Stipulation that the future reductions in equity compensation set forth in Paragraph (a) confer a financial benefit upon the Company of $42.3 million, and that the reductions in equity compensation awarded to Dr. Vagelos in December 2017 and to Regeneron’s Non-employee Directors in January 2018 confer a financial benefit upon the Company of $2.2 million in the aggregate.  Defendants have further acknowledged and agreed in the Stipulation that these reductions in equity compensation confer a substantial benefit upon the Company and its shareholders.

e)                                      In the Stipulation, MPERS (but not plaintiffs in the Cement Masons Action) has retained the right to argue that its actions and the actions of its counsel contributed to reductions in executive and director compensation in excess of the financial benefits described in Paragraph (d), including (without limitation) the reductions in executive and Non-employee Director compensation and Dr. Vagelos’s compensation at Regeneron during the period of 2015 through 2016, and to the reductions in executive compensation in 2017.  In the event MPERS makes this argument, Defendants have retained the right to oppose it.

Release of Claims.  The Stipulation provides for the entry of the Judgment dismissing with prejudice the Actions against the Defendants, and barring and releasing the Released Claims as defined below.

The “Released Claims” means and includes any and all claims for relief or causes of action, debts, demands, rights, liabilities, losses, and claims whatsoever, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, or known and Unknown Claims, that have been, could have been, or in the future might be asserted by Plaintiffs in the Actions, individually or as shareholders of Regeneron, or any other Regeneron shareholder, or any other Person acting or purporting to act on behalf of Regeneron, against the Released Persons, arising out of or relating to the facts, transactions, events, occurrences, acts, disclosures, statements, or omissions that were alleged in the Actions against Defendants, including without limitation (i) the compensation that Regeneron paid or awarded to the Individual Defendants through the date of the Stipulation; (ii) the compensation to be paid or awarded through 2023 consistent with the terms of the Stipulation; and (iii) the approval of the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the approval of the Regeneron Pharmaceuticals, Inc. 2014

Long-Term Incentive Plan, and the approval of the Regeneron Pharmaceuticals, Inc. Amended and Restated 2014 Long-Term Incentive Plan; provided, however, that nothing in this Release shall preclude (1) a claim alleging that an award made after the date of the Stipulation through 2023 pursuant to the terms of the Stipulation was the product of actual fraud or waste, or (2) a federal securities law claim based on an award made after the date of the Stipulation through 2023 pursuant to the terms of the Stipulation; and provided further, for the avoidance of doubt, that it is understood that “Released Claims” and any release provided by the Settlement shall not include:  (a) any claim to enforce the Settlement; or (b) any claims by the Defendants or any other person to enforce their respective rights under any contract or policy of insurance.

“Unknown Claims” means any claims, causes of action, debts, demands, disputes, rights, liabilities, losses, matters, suits, and damages a person providing a release of the Released Claims pursuant to the Stipulation does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement.  With respect to any and all Released Claims, the Parties agree that upon the Final Approval of the Settlement, the Parties shall expressly waive, and any person providing a release pursuant to the Stipulation shall be deemed to have waived, the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States or any foreign country, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

The “Released Persons” means the Individual Defendants and their respective heirs, estates, trustees, executors, administrators, legal representatives, predecessors, successors, subsidiaries, affiliates, agents, attorneys, insurers, and each of their past or present officers, directors, and employees.  “Released Persons” also includes Regeneron and all current and former officers, directors, employees, and agents of Regeneron, as well as any individuals who become directors of Regeneron subsequent to the date hereof who receive compensation in accordance with the terms of the Settlement.

Except as set forth in Paragraph 4.4 of the Stipulation, upon the Final Approval of the Settlement, Regeneron, Plaintiffs (acting on their own behalf and derivatively on behalf of

Regeneron), and each of Regeneron’s shareholders (in their capacity as Regeneron shareholders), shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, relinquished, discharged, extinguished, and dismissed with prejudice (i) any and all of the Released Claims against any and all of the Released Persons, and (ii) any and all claims against any and all of the Released Persons (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions or the approval of the Settlement; provided that nothing herein shall in any way impair or restrict the rights of the Parties to enforce the terms of the Stipulation or the Judgment.

Except as set forth in Paragraph 4.4 of the Stipulation, upon the Final Approval of the Settlement, Regeneron, Plaintiffs (acting on their own behalf and derivatively on behalf of Regeneron), and each of Regeneron’s shareholders (in their capacity as Regeneron shareholders), will be forever barred and enjoined from commencing, instituting, or prosecuting (i) any and all of the Released Claims against any and all of the Released Persons, and (ii) any action or other proceeding against any and all of the Released Persons based on any and all of the Released Claims; provided that nothing herein shall in any way impair or restrict the rights of the Parties to enforce the terms of the Stipulation or the Judgment.

Except as set forth in Paragraph 4.4 of the Stipulation, upon the Final Approval of the Settlement, each of the Released Persons and all Regeneron shareholders (in their capacity as Regeneron shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs’ Counsel, Regeneron, all of the Regeneron shareholders (in their capacity as Regeneron shareholders), and their counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims; provided that nothing herein shall in any way impair or restrict the rights of the Parties to enforce the terms of the Stipulation or the Judgment.

Nothing in the Stipulation constitutes or reflects a waiver or release of the following:  (i) any rights or claims of any of the Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by any of the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage; or (ii) any rights or claims of any of the Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Actions or the Released Claims, whether under any indemnification or advancement agreement, or under Regeneron’s charter, by-laws or operating agreement, under applicable law, or in any other form.

If the Settlement receives Final Approval, and all of its conditions are met, both of the Actions will be dismissed with prejudice.

IV.            PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims against the Defendants on behalf of Regeneron and its shareholders since the litigation commenced in 2015, nor have they been reimbursed to this point for any of their litigation expenses.  Regeneron has agreed to pay Plaintiffs’ Counsel’s attorneys’ fees in the amount of

$6.0 million and documented expenses not in excess of $300,000 in light of the financial benefits of the Settlement to the Company and the time and efforts of Plaintiffs’ Counsel.  At the Settlement Hearing, Plaintiffs’ Counsel will ask the IA Part to approve this award of attorneys’ fees and expenses.  The approval is not a condition of the Settlement.

As more fully described above, the Settlement requires that (a) the Board impose certain limits on compensation awarded to Regeneron’s directors following Final Approval of the Settlement, including (i) limits on aggregate per-director total annual equity and cash compensation for Regeneron’s Non-employee Directors from 2019 through 2023, and (ii) limits on aggregate total annual equity compensation for the Chairman of the Board, Dr. Vagelos, in 2018-2022; (b) the above-described equity caps cannot be changed until after the 2021 annual shareholder meeting, after which the caps can be changed only if a majority of the voting power of the shares that are not held by the Individual Defendants, certain other affiliated shareholders, and Sanofi vote in favor of increasing them; (c) the Board (or appropriate committee thereof) amend its policies to require the annual review of Non-employee Director compensation by an independent compensation consultant for no fewer than five calendar years following Final Approval of the Settlement; and (d) Regeneron disclose in its definitive proxy statement filed with the SEC in connection with the 2019 annual meeting of shareholders—and continuing for a period of four years thereafter—the value of the annual Non-employee Director equity grants per director for the year in which the proxy statement is filed, the compensation philosophy underlying Non-employee Director compensation, and the process by which decisions concerning Non-employee Director compensation are made.

As further stated above, Defendants and a special committee of the Board have acknowledged that the future reductions in equity compensation confer a financial benefit upon the Company of $42.3 million, and that the reductions in equity compensation awarded to Dr. Vagelos in December 2017 and to Regeneron’s Non-employee Directors in January 2018 confer a financial benefit upon the Company of $2.2 million in the aggregate.  Defendants have acknowledged that these reductions in equity compensation confer a substantial benefit upon the Company and its shareholders.

Plaintiffs submit that the Settlement provides additional benefits, including (1) the additional proxy statement disclosures concerning Regeneron’s director compensation practices, and (2) the requirement that the caps on equity compensation described in the Stipulation cannot be increased until 2023, absent a shareholder vote that excludes, for this purpose, the voting power of the shares held by the Individual Defendants, certain other affiliated shareholders, and Sanofi.

The amount of Plaintiffs’ Counsel’s attorneys’ fees and expenses is subject to approval by the IA Part.  No Regeneron shareholder or Individual Defendant will be required to pay any portion of the amounts awarded by the IA Part as attorneys’ fees and expenses.  Any such award by the IA Part that becomes a final order will be collected from the Company, which is seeking reimbursement for such a payment from its insurance carrier.

Except as awarded by the IA Part and/or any appellate court, the Parties shall bear their own costs and Defendants shall have no other obligation to pay or reimburse any fees, expenses,

costs, or damages alleged or incurred by Plaintiffs, other current or former Regeneron shareholders, or any other Person, or their respective attorneys, experts, advisors, agents, or representatives.

V.                 REASONS FOR THE SETTLEMENT

Plaintiffs and Defendants have determined that a settlement at this juncture on the terms and conditions set forth in the Stipulation is fair, reasonable, adequate, and in the best interest of Regeneron and its shareholders.  The Regeneron Board in its business judgment has approved the Settlement and each of its terms as being in the best interests of Regeneron and its shareholders.

A.            Why Did Plaintiff Agree to Settle?

Plaintiffs assert that they have brought their claims in good faith and continue to believe that they have legal merit, and the entry by Plaintiffs into the Stipulation is not an admission as to the lack of any merit of any claims asserted in the Actions.  In negotiating and evaluating the terms of the Stipulation, Plaintiffs and their respective counsel considered, among other factors:  (i) the strengths and weaknesses of Plaintiffs’ claims; (ii) the legal and factual defenses of Defendants; (iii) the time and expense that would be incurred by further litigation; (iv) the uncertainties inherent in, and attendant risks of, litigation; (v) the best interests of Regeneron and its shareholders; and (vi) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation.  Plaintiffs and their respective counsel believe that the financial and other benefits to the Company and its shareholders stemming from the Settlement, as described in Sections III and IV, above, are very substantial, and that achieving these substantial benefits is far preferable to pursuing the litigation, which could result in a dismissal of the Actions on appeal and risk that the Company and its shareholders might not have achieved anything of value.

B.            Why Did the Defendants Agree to Settle?

Defendants have entered into the Stipulation to avoid the continuing additional expense, inconvenience, and distraction of litigating the Actions and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Actions, and expressly deny all charges of wrongdoing or liability against them.  The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, that they have acted in good faith and in the best interests of Regeneron and its shareholders, that they have meritorious defenses to the claims asserted in the Actions, and that judgment should be entered dismissing all claims against them with prejudice.  The Individual Defendants also have denied and continue to deny, among other things, the allegations that Plaintiffs, Regeneron, or Regeneron shareholders have suffered damage, or that Plaintiffs, Regeneron, or Regeneron shareholders were harmed by the conduct alleged in the Actions.

VI.            BOARD APPROVAL OF THE SETTLEMENT

The Regeneron Board has approved the Settlement and each of its terms as being in the best interests of Regeneron and its shareholders and has determined that the Settlement provides substantial benefits to the Company and its shareholders.  Additionally, a special committee of the Board comprised of the members of the Board who were not named as defendants in the Cement Masons Action, in exercising business judgment of such members, determined that the future reductions in equity compensation confer a financial benefit upon the Company of $42.3 million, and that reductions in equity compensation awarded to Dr. Vagelos in December 2017 and to Regeneron’s Non-employee Directors in January 2018 confer a financial benefit upon the Company of $2.2 million in the aggregate.  The special committee further determined that the Cement Masons Action and the MPERS Action were a substantial factor in the future reductions in equity compensation set forth in the Stipulation.

VII.       SETTLEMENT HEARING

On December 3, 2018, at 9:30 a.m, the IA Part will hold the Settlement Hearing before the Honorable Saliann Scarpulla at the New York Supreme Court, Courtroom 208, 60 Centre Street, New York, New York 10007.  At the Settlement Hearing, the IA Part will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, and whether the Actions should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation.

VIII.  RIGHT TO ATTEND SETTLEMENT HEARING

Any current Regeneron shareholder may, but is not required to, appear in person at the Settlement Hearing.  If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below.  The IA Part has the right to change the hearing dates or times without further notice.  Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the IA Part.

REGENERON SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

IX.           RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement.  You must object in writing, and you may request to be heard at the Settlement Hearing.  If you choose to object, then you must follow these procedures.

A.            You Must Make Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.              Your name, legal address, and telephone number;

2.              Proof of your being a current Regeneron shareholder;

3.              A statement of the basis of your objection to the Settlement;

4.              Notice of whether you intend to appear at the Settlement Hearing (an appearance in person at the Settlement Hearing is not required if you have served your objection and filed your objection with the IA Part in accordance with the procedure described below); and

5.              Copies of any papers you intend to file with the IA Part.

The IA Part may not consider any objection that does not substantially comply with these requirements.

B.            You Must Timely Deliver Written Objections to the IA Part and to Counsel for Plaintiffs, the Individual Defendants, and Regeneron

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN November 13, 2018 (twenty (20) calendar days before the Settlement Hearing).  The Court Clerk’s address is:

Clerk of the Court

New York County Courthouse

60 Centre Street, Part 39

New York, NY 10007

YOU ALSO MUST DELIVER COPIES OF ANY OBJECTIONS TO COUNSEL FOR PLAINTIFFS, THE INDIVIDUAL DEFENDANTS, AND REGENERON SO THEY ARE RECEIVED NO LATER THAN November 13, 2018 (twenty (20) calendar days before the Settlement Hearing). Counsel’s addresses are:

Counsel for Plaintiff Public Employees Retirement System of Mississippi:

A. Arnold Gershon

Michael A. Toomey

BARRACK, RODOS & BACINE

11 Times Square

640 8th Avenue, 10th Floor

New York, NY 10022

Counsel for Plaintiff Cement Masons Local 780 Pension Fund:

Felipe J. Arroyo

Shane P. Sanders

ROBBINS ARROYO LLP

600 B Street, Suite 1900

San Diego, CA  92101

Counsel for Plaintiff City of Warren Police and Fire Retirement System:

Travis E. Downs III

Benny C. Goodman III

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA  92101-8498

Counsel for Leonard Schleifer, George Yancopoulos, Charles Baker, Arthur Ryan, Eric Shooter (deceased), George Sing, Marc Tessier-Lavigne, Michael Brown, Robert Ingram, Alfred Gilman (deceased), Joseph Goldstein, Christine Poon, Roy Vagelos, Anthony Coles, Bonnie Bassler, Huda Zoghbi, and Regeneron Pharmaceuticals, Inc.:

Marc Wolinsky

Joshua J. Card

WACHTELL, LIPTON, ROSEN & KATZ

51 West 52nd Street

New York, NY 10019

Unless the IA Part orders otherwise, your objection will not be considered unless it is timely filed with the IA Part and timely served upon the above-referenced counsel for the Settling Parties.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

X.                HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation.  It is not a complete statement of the events of the litigation or the Stipulation.

For additional information about the claims asserted in the litigation and the terms of the proposed Settlement, please refer to the documents filed with the IA Part and the Stipulation.  The “Investors & Media” section of Regeneron’s website (http://investor.regeneron.com) and the websites of Barrack, Rodos (http://www.barrack.com) and Robbins Arroyo (https://www.robbinsarroyo.com) provide hyperlinks to the Stipulation.  You may also inspect the Stipulation and other papers in the Actions at the New York Supreme Court’s Clerk’s office at any time during regular business hours of each business day.  The Clerk’s office is located at the New York Supreme Court, 60 Centre Street, New York, New York 10007.  However, you must appear in person to inspect these documents.  The Clerk’s office will not mail copies to you.

If you have any questions about matters in this Notice you may contact in writing or by telephone as follows:

Counsel for Plaintiff Public Employees Retirement System of Mississippi:

A. Arnold Gershon

Michael A. Toomey

BARRACK, RODOS & BACINE

11 Times Square

640 8th Avenue, 10th Floor

New York, NY 10022

Tel:  (212) 688-0782

Counsel for Plaintiff Cement Masons Local 780 Pension Fund:

Felipe J. Arroyo

Shane P. Sanders

ROBBINS ARROYO LLP

600 B Street, Suite 1900

San Diego, CA  92101

Tel:  (619) 525-3990

Counsel for Plaintiff City of Warren Police and Fire Retirement System:

Greg Wood

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA  92101-8498

Tel:  (619) 231-1058

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE IA PART OR THE CLERK’S OFFICE.

DATED: October 10, 2018	By Order of the Supreme Court of the State of New York, New York County